Name of Registrant:
Franklin Money Fund
File No. 811-02605

EXHIBIT ITEM No. 77Q(d): Copies of any material amendments to the registrant's charter or by-laws



                Amendment Dated July 13, 2006
                      to the By-Laws of
                     Franklin Money Fund
                     (the "corporation")

WHEREAS, ARTICLE IX, SECTION 2 OF THE BY-LAWS PROVIDES THAT
THE BY-LAWS MAY BE AMENDED BY THE BOARD OF DIRECTORS; AND

WHEREAS, by resolution dated July 13, 2006 at a meeting of the Board of Directors, the Board of Directors unanimously authorized the By-Laws to be amended as set forth below.

NOW, THEREFORE, the By-Laws are hereby amended as follows:

1. The first paragraph of Article II, Section 5 is replaced in its entirety as follows:

     Notice of any meeting of shareholders shall be given either personally, by electronic transmission, or by first-class mail, or, if the corporation has outstanding shares held of record by five hundred
     (500) or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date for such meeting, notice may also be sent by third-class mail, or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by one of the methods set forth above to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the corporation, deposited in the mail or sent by other means of written communication.

2. Article II, Section 12 is replaced in its entirety as follows:

     Section 12.    PROXIES.  Every person entitled to
     vote for directors or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the person and filed with the secretary of the corporation; provided, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 12.
     A proxy shall be deemed executed if the
     shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the corporation prior to the exercise of the proxy or by the shareholder's attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of California General Corporation Law.

     With respect to any shareholders' meeting, the Board of Directors, or, in case the Board of Directors does not act, the president, any vice president or the secretary, may permit proxies by any electronic transmission, or by telephonic, computerized, telecommunications or other reasonable alternative means to the execution of a written instrument authorizing the holder of the proxy to act. A proxy with respect to shares held in the name of two or more persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the secretary of the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.


Adopted and approved as of July 13, 2006 pursuant to authority delegated by the Board of Directors.



/s/ Karen L. Skidmore
[Signature]

 Karen L. Skidmore
[Name]

 Vice President and Secretary
[Title]